UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021 (July 13, 2021)

UNRIVALED BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, CA 92705
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2021 Unrivaled Brands, Inc. (f/k/a Terra Tech Corp.) (the “Company”) entered into a First Amendment to Stock Purchase Agreement (the “Amendment”) with Sterling Harlan and Matthew Guild (collectively, the “Sellers”) to amend the Stock Purchase Agreement among the Company and the Sellers, dated as of June 9, 2021 (the “SPA”), pursuant to which the Company will purchase from the Sellers all of the issued and outstanding shares of common stock (the “Shares”) of Silverstreak Solutions, Inc. (“Silverstreak”), a cannabis delivery service based in Sacramento, CA.

The Amendment provides that, among other things, 1) in consideration for the Shares, at the closing of the transactions contemplated by the SPA (the “Closing”), the Company will pay the Sellers on a pro rata basis a total of Eight Million Five Hundred Thousand Dollars ($8,500,000) (the “Purchase Price”). The Purchase Price is comprised of (i) One Million Five Hundred Thousand Dollars ($1,500,000) in cash, (ii) a number of shares of restricted common stock, par value $0.001 per share, of the Company (the “Purchaser Shares”), equal to the quotient obtained by dividing (a) $2,500,000, by (b) the volume-weighted average price of the Purchaser Shares as reported through Bloomberg for the ten (10) consecutive trading days ending on the business day prior to the Closing, (iii) a $2,000,000 unsecured promissory note with an interest rate of 3% and due six months after the Closing (the “Six-Month Note”), and (iv) a $2,500,000 unsecured promissory note with an interest rate of 3% and due twelve months after the Closing (the “Twelve-Month Note”), and 2) the Company will pay all reasonable and documented out-of-pocket costs and expenses incurred by Silverstreak in connection with the preparation of the audited financial statements of Silverstreak for the fiscal year ended December 31, 2020 (the “Audit Costs”); provided, however, that the Sellers will reimburse the Company for all Audit Costs if the Closing does not occur under certain circumstances.

As of the date of the Amendment and the date of this Current Report on Form 8-K (this “Report”), there are no other material relationships between the Company or any of the Company’s affiliates and either of the Sellers, other than in respect of the Amendment and the SPA.

Except as modified by the Amendment, the terms of the SPA in the form attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 10, 2021 are unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.1 to this Report and which is incorporated by reference herein in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Six-Month Note and the Twelve-Month Note and the transactions contemplated thereby is incorporated herein by reference.

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Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above relating to the Amendment and the transactions contemplated thereby is incorporated herein by reference. The Purchaser Shares to be issued pursuant to the Amendment will be offered and sold in reliance on an exemption from registration under Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Appropriate restrictive legends will be affixed to the Purchaser Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Stock Purchase Agreement between Unrivaled Brands, Inc. and Sterling Harlan and Matthew Guild, dated July 13, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNRIVALED BRANDS, INC.

Date: July 19, 2021	By:	/s/ Francis Knuettel II
Francis Knuettel II
President and Chief Executive Officer

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